UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

Bentley Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive

Exton, PA 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2021, Bentley Systems, Incorporated (the “Company”) entered into a fourth amendment by and among the Company, certain of its subsidiaries, PNC Bank, National Association, as administrative agent, and the lenders party thereto (“Fourth Amendment”) in connection with the Amended and Restated Credit Agreement, dated as of December 19, 2017, by and among the Company, PNC Bank, National Association, as administrative agent, and the lenders from time to time party thereto (the “Credit Facility”).

The Fourth Amendment amended the Credit Facility to, among other things, (i) provide for a new $200.0 million senior secured term loan with a maturity of November 15, 2025 (the “New Term Loan”), which New Term Loan amortizes 2.5% per annum for the first two years and 5.0% per annum for the third and fourth years and bears interest with reference to the net leverage ratio, (ii) modify the incremental credit facility provisions to permit both incremental revolving commitments and incremental term loan commitments in an aggregate amount up to $200.0 million, (iii) modify the net leverage ratio and the net senior secured leverage ratio covenants to increase the deduction rate of foreign unrestricted cash from 65% to 100%, (iv) exempt immaterial subsidiaries (who account for less than 5% of the revenues and total assets of the Company and its consolidated subsidiaries) from the obligations to guarantee the Credit Facility and pledge their assets as security therefor, (v) modify the benchmark replacement provisions, (vi) incorporate provisions regarding erroneous payments by the administrative agent, and (vii) suspend the swingline loans denominated in Euros and British Pounds Sterling until such time a new benchmark is selected as the replacement for LIBOR.

The foregoing description of the Fourth Amendment is qualified in its entirety by the full text of the Fourth Amendment, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment, dated as of December 22, 2021, to the Amended and Restated Credit Agreement dated as of December 19, 2017, by and among the Company, PNC Bank National Association, as administrative agent, and the lenders party thereto
104	Cover Page Interactive Data File (formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated
Date: December 29, 2021
	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Corporate Secretary